UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                               ---------------------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported) July 29, 1996

                            ILM II LEASE CORPORATION
             (Exact name of registrant as specified in its charter)


   Virginia                             0-25880                04-3248639
(State or other jurisdiction)         (Commission            (IRS Employer
        of incorporation              File Number)          Identification No.)



265 Franklin Street, Boston, MA                                         02110
 (Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code (800) 225-1174



             (Former name or address, if changed since last report)

                                    FORM 8-K
                                 CURRENT REPORT

                            ILM II LEASE CORPORATION


ITEM 5 : Other Events:

     On July 29, 1996, ILM II Lease Corporation and ILM II Holding, Inc. ("the Companies") terminated the property management agreement with Angeles Housing Concepts, Inc. ("AHC") covering the 6 senior housing facilities leased by ILM II Lease Corporation from ILM II Holding, Inc. The management agreement was terminated for cause pursuant to Sections 1.05 (a) (i), (iii) and (iv) of the agreement. Simultaneously with the termination of the management agreement, the Companies filed suit against AHC in the United States District Court for the Eastern District of Virginia for breach of contract, breach of fiduciary duty and fraud. ILM II Lease Corporation and ILM II Holding, Inc. recently discovered that AHC had willfully performed actions specifically in violation of the management agreement and believe that such actions have caused the revenues and occupancy rates of the senior housing facilities, and, thus, their overall values, to fall behind industry standards. Due to the termination of the agreement for cause, no termination fee has been paid to AHC. Subsequent to the termination of the management agreement, AHC filed for protection under Chapter 11 of the U.S. Bankruptcy Code in its domestic state of California. AHC has threatened the Companies with litigation for wrongful termination, but no lawsuits have been filed to date. The eventual outcome of this termination dispute cannot presently be determined.

     ILM II Lease Corporation has retained Capital Senior Management 2, Inc. ("Capital") of Dallas, Texas to be the new manager of the senior housing facilities pursuant to a Management Agreement which commenced on July 29, 1996. Under the terms of the Agreement, Capital will earn a Base Management Fee equal to 4% of the Gross Operating Revenues of the senior housing facilities, as defined. Capital will also be eligible to earn an Incentive Management Fee equal to 25% of the amount by which the average monthly Net Cash Flow of the senior housing facilities, as defined, for the twelve month period ending on the last day of each calendar month exceeds a specified Base Amount. Each August 31, beginning August 31, 1997, the Base Amount will be increased annually based on the percentage increase in the Consumer Price Index. PaineWebber Independent Living Mortgage Inc. II has guaranteed the payment of all fees due to Capital under the terms of the Management Agreement.

Item 7 - Financial Statements and Exhibits

         (a)  Financial Statements:  None

         (b)  Exhibits:


              (1) Management Agreement dated as of July 29, 1996 between ILM II Lease Corporation, as Owner, and Capital Senior Management 2, Inc., as Manager, and Capital Senior Living, as Guarantor.

               (2) PaineWebber Independent Living Mortgage Inc. II/ILM II Holding, Inc. Agreement dated July 29, 1996.

                                    FORM 8-K

                                 CURRENT REPORT

                            ILM II LEASE CORPORATION


                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            ILM II LEASE CORPORATION
                                  (Registrant)





                               By:   /s/ Timothy J. Medlock
                                    Timothy J. Medlock
                                    Treasurer





August 26, 1996

                              MANAGEMENT AGREEMENT



                            dated as of July 29, 1996



                                     between

                            ILM II Lease Corporation,


                                    as Owner

                                       and


                       Capital Senior Management 2, Inc.,

                                   as Manager

                                       and

                           Capital Senior Living, Inc.

                                  as Guarantor

                                TABLE OF CONTENTS

                                                                          Page


                                    ARTICLE I

                               GENERAL PROVISIONS

         Section 1.01.  Employment as Exclusive Leasing Agent and Manager..  1
         Section 1.02.  Manager's Duties Generally.........................  2
         Section 1.03.  Term of Agreement..................................  3
         Section 1.04.  Compensation.......................................  3
         Section 1.05.  Termination........................................  4
         Section 1.06.  Insurance..........................................  7
         Section 1.07.  Plans and Specifications............................ 12
         Section 1.08.  Ethical Standards................................... 12
         Section 1.09.  Cooperation and Consultation with Third Parties..... 12
         Section 1.10.  Indemnities......................................... 12
         Section 1.11.  Guaranty............................................ 13
         Section 1.12.  Real Estate Tax Assessments......................... 13
         Section 1.13.  Policies and Procedures Manual...................... 13

                                   ARTICLE II

                                     LEASING

         Section 2.01.  Manager's Duties Generally As Leasing Agent......... 13
         Section 2.02.  Negotiation and Execution of Leases................. 14
         Section 2.03.  Liaison with Tenants................................ 14
         Section 2.04.  Marketing of Rental Space.....................    .. 14
         Section 2.05.  Advertising....................................      14

                                   ARTICLE III

                             ADMINISTRATIVE SUPPORT

         Section 3.01.  Personnel........................................... 14
         Section 3.02.  Contracts........................................... 16
         Section 3.03.  Status Reports...................................... 16
         Section 3.04.  Records............................................. 17
         Section 3.05.  Obligations Under Tenant Leases..................... 17
         Section 3.06.  Tenant Compliance................ .................. 17
         Section 3.07.  Licensing........................................... 17

                                   ARTICLE IV

                           MAINTENANCE AND OPERATIONS

         Section 4.01.  Engineering Management Services..................... 18
         Section 4.02.  Preventative Maintenance............................ 18
         Section 4.03.  Capital Improvements; Expansion..................... 19
         Section 4.04.  Personnel Training.................................. 20
         Section 4.05.  Maintenance......................................... 20
         Section 4.06.  Supervision of Contracts............................ 20
         Section 4.07.  Service Requests.................................... 21
         Section 4.08.  Emergencies......................................... 21
         Section 4.09.  Regulatory Requirements............................. 21
         Section 4.10.  Inventory........................................... 21
         Section 4.11.  Security............................................ 22

                                    ARTICLE V

                              FINANCIAL MANAGEMENT

         Section 5.01.  Bank Account........................................ 22
         Section 5.02.  Collections and Deposits............................ 22
         Section 5.03.  Disbursements....................................... 23
         Section 5.04.  Examinations and Audits of Accounts................. 23
         Section 5.05.  Books and Records................................... 23
         Section 5.06.  Budget.............................................. 24
         Section 5.07.  Obligations for Expenses............................ 24

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.01.  No Partnership or Joint Venture..................... 25
         Section 6.02.  Notices............................................. 25
         Section 6.03.  Applicable Law...................................... 26
         Section 6.04.  Successors and Assigns.............................. 26
         Section 6.05.  Confidentiality..................................... 27
         Section 6.06.  Manager's Insignia.................................. 28
         Section 6.07.  Entire Agreement.................................... 28
         Section 6.08.  Captions, Gender, Number............................ 28
         Section 6.09.  Severability........................................ 28
         Section 6.10.  Days................................................ 28

                                    EXHIBIT A
                             TO MANAGEMENT AGREEMENT

                               List of Properties


                                    EXHIBIT B
                             TO MANAGEMENT AGREEMENT

                        Fees and Compensation of Manager


                                    EXHIBIT C
                             TO MANAGEMENT AGREEMENT

                                     Budget


                                    EXHIBIT D
                             TO MANAGEMENT AGREEMENT

                        D-1 Form of Monthly Status Report
                       D-2 Form of Quarterly Status Report
                  D-3 Form of Annual Fiscal Year Status Report
                 D-4 Form of Annual Calendar Year Status Report


                                    EXHIBIT E
                             TO MANAGEMENT AGREEMENT

                                Form of Rent Roll


                                    EXHIBIT F
                             TO MANAGEMENT AGREEMENT

                           List of Non-Property Staff


                                    EXHIBIT G
                             TO MANAGEMENT AGREEMENT

                      Properties on Which Feasibility Study
                      Will Be Conducted Within Three Months

                              MANAGEMENT AGREEMENT


         THIS AGREEMENT, dated as of July 29, 1996, by and between ILM II LEASE CORPORATION, a Virginia corporation (the "Owner"), and CAPITAL SENIOR MANAGEMENT 2, INC., a Texas corporation (the "Manager") and CAPITAL SENIOR LIVING, INC., a Texas corporation (the "Guarantor"), recites and provides:


                                    RECITALS

     WHEREAS,  the Owner  leases the real estate and related  personal  property
described  on  Exhibit  A  hereto  (collectively,   the  "Properties"  and  each
individually, a "Property").

     WHEREAS, each of the Properties is operated as an assisted living or congregate care facility;

     WHEREAS, the Manager has experience and expertise in the management of assisted living and congregate care facilities;

     WHEREAS, the Owner wishes the Manager to manage the Properties, and the Manager desires to do so, pursuant to the terms and conditions set forth in this Agreement.


                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner and Manager agree as follows.


                                    ARTICLE I

                               GENERAL PROVISIONS

         Section 1.01. Employment as Exclusive Leasing Agent and Manager. The Owner hereby employs Manager as its exclusive agent for leasing, operating and managing the Properties. Manager accepts such employment and agency and, subject to the terms and conditions hereof and such express restrictions or limitations on its authority and, to the extent not inconsistent with the terms and conditions hereof, such written instructions as may from time to time be given by the Owner, agrees to perform the duties and obligations described herein. In its performance of its duties under this Agreement, Manager shall be an independent contractor rather than an employee of the Owner.

         Section 1.02.  Manager's Duties Generally.

         .........(a) Manager shall assist the Owner in the leasing, management, operation, supervision, control and administration of the Properties and, by its execution hereof, Manager accepts the relationship of trust and confidence established between itself and the Owner. In accepting its employment hereunder, Manager shall (i) perform its responsibilities hereunder with the same or a greater degree of diligence, competence and care exercised by leading real estate brokers, agents and managers of facilities of the same or similar type as the Properties in the general areas in which the Properties are located and (ii) act with due care in its management of the Owner's funds and property and avoid conflicts of interest or self dealing that would be detrimental to the interests of the Owner. In addition to the obligations expressly provided for in this Agreement, Manager shall do such other things on behalf of the Owner that are consistent with this Agreement, necessary or appropriate, in the judgment of the Owner, and communicated to the Manager, for the proper and profitable operation of the Properties.

     .........(b)  Without  limiting  the  restrictions  placed upon the Manager pursuant to Subsection (a), the Manager hereby agrees that:

     ......... (i) during the Term of this Agreement neither the Manager nor any person controlling, controlled by or under common control with the Manager (an "Affiliate") shall develop, finance, operate, manage or acquire any direct or indirect interest in any assisted living or congregate care facility (as the case may be) located within ten miles of any of the Properties (a "Competing Facility") without the prior written consent of the Owner, provided, however, that in the event that the Manager enters into a Portfolio Transaction, the Manager may own, operate or manage, as applicable, one Competing Facility connected with a Portfolio Transaction and located within such radius if (A) with respect to a Portfolio Transaction in which the Manager acquires the ownership of a Competing Facility, the Manager provides the Owner, or the Owner's designee, with an option to purchase and lease back such Competing Facility at a fair market value, as determined by an appraisal from an independent appraiser acceptable to the Owner and the Manager; (B) the Manager does not relocate any Property Staff involved in the marketing of any of the Properties to such Competing Facility or otherwise employ any marketing materials or trade secrets specifically developed for use in the Properties; and
(C) the Manager does not reposition the Competing Facility to compete directly with the Property located closest to such Competing Facility. For purposes of this Subsection, "Portfolio Transaction" shall mean a single transaction in which the Manager acquires the ownership of, leasehold interest in, or is contracted to manage, at least five operating assisted living or congregate care facilities.

     .........  (ii) during the Term of this  Agreement  and for a period of two years thereafter, neither the Manager nor any Affiliate will, in connection with any assisted living or congregate care facility (as the case may be) in which it directly or indirectly owns an interest or which it manages, solicit any of the tenants of the Properties or interfere, either directly or indirectly, in any manner, with any relationship between the tenants of the Properties and their landlord(s).

     .........  (iii)  for a period of two years  after the  expiration  of this
Agreement, neither the Manager nor any Affiliate will solicit any of the Property Staff (as defined in Section 3.01) or interfere, either directly or indirectly, in any manner, with their employment by the Owner, another lessee or owner of the Properties, or the successor to the Manager, as applicable.

     .........  (iv) neither the Manager nor any of its  Affiliates,  directors, officers or Non-Property Staff (as defined in Section 3.01) shall trade in any securities issued by the Owner or PaineWebber Independent Living Mortgage Inc. II, a Virginia corporation.

         .........(c)  If any  provision of this Section is deemed  invalid by a court of competent jurisdiction, the covenants contained herein shall be applicable and enforceable for such lesser period of time and for such lesser activity included within such limitations, as such court may then or thereafter determine to be reasonable and proper under the circumstances.

     .........(d)  In the  event  that any  provision  hereof  is  deemed  to be unenforceable, the remainder of this Section shall not be affected thereby and each provision hereof shall be valid and enforced to the fullest extent permitted by law.

     .........(e)  The Manager  hereby  acknowledges  that the damages the Owner would sustain in the event of any violation of the provisions of this Section are difficult or impossible to ascertain. Accordingly, the Manager hereby agrees that the Owner shall be entitled, in addition to any other remedy or damages available to it in the event of any such violation, to injunctive relief to restrain such violation by the Manager and any person or entity acting for or with the Manager.

         Section 1.03. Term of Agreement. The initial term of this Agreement (the "Initial Term") shall commence on July 29, 1996 and shall continue through either (i) December 31, 2000 (except for the Property known as Villa Santa Barbara, located in Santa Barbara, California, for which the "Initial Term" shall continue through December 31, 1999) or (ii) in the event that that certain Facilities Lease Agreement dated as of September 1, 1995 between ILM II Holding, Inc. and the Owner (the "Facilities Lease") is extended for any period following December 31, 2000, the earlier of (A) five years from the date of this Agreement or (B) the period during which the Facilities Lease is extended. Unless the Owner gives the Manager notice of termination of this Agreement at least thirty days prior to the expiration of the Initial Period, upon the expiration of the Initial Term, this Agreement shall extend automatically for additional one month periods (the "Renewal Terms") until terminated as provided herein (the Initial Term as extended through any Renewal Terms, herein referred to as the "Term"). If the Owner gives the Manager notice of termination of this Agreement thirty days prior to the expiration of the Initial Period, this Agreement shall terminate and no additional fees shall be payable hereunder.

     Section 1.04. Compensation. As compensation for Manager's performance of its obligations hereunder, the Owner agrees to pay to Manager the fees for each Property as set forth on Exhibit B attached hereto.
         Section 1.05.  Termination.

     .........(a)  Termination for Cause.  The Owner may elect to terminate this
Agreement with respect to all the Properties immediately upon the occurrence of a Default by notifying the Manager in writing that this Agreement has been terminated (a "Notice of Default"). For purposes of this Agreement, "Default" shall mean:
     .........  (i)  Manager's  gross  negligence  or wilful  misconduct  in the performance of its duties under this Agreement;

     .........  (ii) The  revocation of any license or permit  necessary for the performance by Manager of its duties hereunder or for the operation of any of the Properties as congregate care or assisted living facilities, as the case may be, or Manager's failure to keep any such license or permit in force for any reason whatsoever which license or permit is not reinstated before a material adverse impact or effect on the operation of the affected Property or Properties or, if later, the expiration of sixty days after Manager is initially notified of such revocation or failure by applicable authorities or the Owner;

     .........  (iii) The violation by Manager of any material provision of this
Agreement, provided, however, that no default shall be deemed to have occurred if the Manager cures such violation within thirty days after the Owner's written notice to Manager of such violation;

     .........  (iv) The violation by Manager of any material  provision of that certain Management Agreement, of even date herewith, between Manager and ILM I Lease Corporation (the "ILM I Agreement") relating to properties leased by ILM I Lease Corporation ("ILM I"), which violation entitles ILM I under the ILM I Agreement to terminate such ILM I Agreement;

     ......... (v) The entry by a court of competent jurisdiction of a decree or order for relief in respect of Manager, the Guarantor or either of Jeffrey Beck or James Stroud (the "Shareholders") in an involuntary case or proceeding under any bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, trustee or similar official of Manager, the Guarantor or the Shareholders or of all or any substantial part of the property of any of them, or ordering the reorganization of Manager or the Guarantor or the winding up of either of their affairs or liquidation of either of their property, and such decree or order shall continue unstayed and in effect for a period of 30 days; or

     .........  (vi) The consent or  acquiescence  by Manager,  the Guarantor or either of the Shareholders to the entry of any decree or order described in Subsection 1.05(a)(v) hereof, the commencement by Manager or the Guarantor of a voluntary case or proceeding under any bankruptcy, insolvency or similar law, the making by Manager or the Guarantor of any general assignment for the benefit of creditors, or Manager's or the Guarantor's failure or admission in writing of its inability to pay its debts as they become due. Manager shall notify the Owner in writing of the occurrence of any of the events specified in Sections 1.05(a)(i)-(vi) above promptly after it first learns of such event.

     .........(b)  Termination Without Cause. Subject to compliance with Section
2 (Right of Offer) of that certain Agreement of even date herewith between PaineWebber Independent Living Mortgage Inc. II, ILM II Holding, Inc., Owner and Manager, the Owner may terminate this Agreement with respect to any or all of the Properties by delivering a Notice of Termination to the Manager thirty days prior to (i) the sale to an unaffiliated third party of such Property by the owner thereof, or (ii) the transfer to an unaffiliated third party of 50 percent or more of the ownership interest in ILM II Holding, Inc., or PaineWebber Independent Living Mortgage Inc. II.

         .........(c)      Action on Termination.

         For purposes of this Section, "Effective Date" shall mean (i) with respect to a Notice of Termination delivered pursuant to Section 1.05(a), the date of such Notice of Termination and (ii) with respect to a Notice of Termination delivered pursuant to Section 1.05(b), the date thirty days following the date of delivery of such Notice of Termination.

     .........  (i) Within ten business days following the date of any Notice of
Termination, Manager shall provide the Owner with the following items to facilitate the transfer of leasing and management responsibilities to the Owner or its designee in a comprehensive and professional manner:

     .........  (A) A schedule of termination  activities  including  notices to
vendors,   contractors  and  banks  and  meetings  with  the  successor   entity
responsible for the leasing and management of the Properties;

     .........  (B) An itemized  statement of the amounts due hereunder from the
Owner to the Manager;

     .........  (C) An  itemized  statement  of the  amounts  due  suppliers  of services and goods which have been ordered by Manager in the name of the Owner;

     .........  (D) An itemized  statement  of all accounts  receivable  due the
Owner from any source; and

     ......... (E) A list of all records, reports,  financial statements,  files and similar materials in Manager's possession related to the Properties.

     ......... (ii) On the Effective Date of the Notice of Termination,  Manager
shall:
     .........  (A)  Deliver to the Owner all funds  collected  and held for the account of the Owner including, without limitation, passbook accounts, negotiable and investment instruments, demand deposits and petty cash, whether any of the foregoing is received before or after the termination hereof;

     .........  (B)  Deliver to the Owner all  property  and  documents  and all records, reports, files and similar materials relating to the Properties;

     .........  (C) Assign to the Owner,  or its  designee,  all  contracts  not otherwise in the name of the Owner relating to the operation or leasing of any of the Properties and assign, to the extent transferable, to the Owner, or its designee, all applicable licenses and permits necessary to operate the
Properties  as  congregate  care  or  assisted  living  (as  the  case  may  be)
facilities;
     .........  (D)  Deliver  to the  Owner a  complete  list of all  contracts, agreements and obligations entered into or incurred by Manager on behalf of the Owner during the Term hereof; and

     ......... (E) Furnish such other information and take such other actions as the Owner shall reasonably require to transfer Manager's leasing and management responsibilities to the Owner or its designee.

     .........  (iii) Within 25 days after the  Effective  Date of the Notice of
Termination, Manager shall deliver to the Owner a full accounting, including a statement showing all payments collected by it and all moneys held by it, for the period following the last date covered by the last accounting furnished to the Owner.
     ......... (iv) Manager's obligation to deliver to the Owner or its designee the items described in this Section 1.05(c) shall be a continuing obligation with respect to any of those items that may be in or come into Manager's possession or control on or after the effective date of termination of this Agreement.
     .........  (v) Manager shall cooperate fully with the Owner or its designee in the transfer of, or in obtaining, all applicable licenses and permits necessary to operate the Properties as congregate care or assisted living (as the case may be) facilities and of management, leasing and licensing operational responsibilities to the Owner or such designee.

     .........(d)  Casualty or  Condemnation.  Notwithstanding  the foregoing or anything to the contrary contained in this Agreement, either the Manager or the Owner may elect to terminate this Agreement immediately with respect to a Property subject to a Casualty or Condemnation Event (as defined herein) by giving written notice of termination to the other party; provided, however, that as to any Property for which this Agreement is so terminated and at which the Owner thereafter commences operations as an assisted living or congregate care facility, as the case may be, prior to the termination of this Agreement with respect to all of the Properties, Manager shall have the option to re-commence providing services at such Property pursuant to the terms hereof. For purposes hereof, a "Casualty or Condemnation Event" shall mean damage to a Property by fire, smoke, lightning, wind storm, explosion, riot, vandalism, malicious mischief, theft and such other casualty hazards and risks to the extent that the Property cannot, in the Manager's or Owner's (as the case may be) reasonable judgment, be economically operated as the type of facility it was prior to such casualty and (i) such casualty occurred within 24 months of the end of the Term, or (ii) such casualty is an event for which insurance coverage is not required under Section 1.06 and a condemnation or taking by eminent domain which is either (i) 50% or more of the Property (measured by any of gross area, rentable square footage or number of rental units) or (ii) such portion or portions of the Property so that the portion remaining cannot, in the Manager's or Owner's (as the case may be) reasonable judgement, be economically operated as the type of facility it was prior to the taking.
     .........(e)  Partial  Termination.  In the event  that this  Agreement  is terminated with respect to one or more, but less than all, of the Properties, the term "Properties" shall thereafter refer only to such remaining Properties.

     .........(f)  Termination by Manager.  Manager may terminate this Agreement by written termination notice to Owner in the event that Manager fails to receive reimbursement of reimbursable expenses or any compensation due Manager pursuant to the terms of this Agreement, and such failure continues for a period of sixty (60) days after Manager's written notice of such failure to Owner.

     .........(g) Effect of Termination.  No termination of this Agreement shall affect any obligation owing by either party hereto to the other which accrued prior to the Effective Date of the Notice of Termination.

         Section 1.06.  Insurance.

     .........(a) Owner's Insurance Coverage. The Manager will obtain at Owner's sole cost and expense the following coverage for the Owner with respect to the Properties. Owner retains the right to procure all such insurance for itself should it see fit rather than having the Manager procure such insurance on behalf of Owner.
     .........  (i) Building Insurance.  The Manager shall obtain a building and contents insurance policy with comprehensive all risk coverage with respect to the buildings and personal property components of the Properties (including, without limitation, any such personal property components owned by Manager) and which shall not exclude the following: fire, lighting, extended coverage, theft, flood, earthquake (where available), vandalism, sprinkler leakage, water damage, collapse and debris removal.

         The amount of such insurance shall not be less than the full replacement cost except where sublimits are appropriate (and a replacement cost endorsement shall be provided for these purposes permitting payment of the loss without a requirement to rebuild) as determined by an insurance appraisal or such other valuation with provisions for the use of indexes at interim dates to increase the value for inflation.

         The policy shall contain an endorsement called an "Agreed Amount Endorsement" which shall waive any and all coinsurance provisions under the policy as it applies to the coverage.

     .........  (ii)  Business  Interruption  and  Loss of Rent  Insurance.  The
Manager shall obtain a business interruption and loss of rent insurance policy with coverage against all of the risks referred to in Subsection (a)(i) above. The insurance shall be in an amount equal to not less than 100% of the annual rent roll schedules of the Properties covering all tenants and shall be endorsed to cover unoccupied and unleased space at pro forma rents and shall include gross budgeted revenues for all other activities. The policy shall contain an Agreed Amount Endorsement waiving all coinsurance provisions.

     .........  (iii)  Comprehensive  General Liability  Insurance.  This policy shall include coverage for claims arising from bodily injury, personal injury, and property damage occurring upon, in, or about each of the Properties. The coverage shall be on an occurrence basis, and the minimum limits shall be not less than $1,000,000. Coverage for liquor law liability shall also be included if required by law.
     The policy should cover the following hazards: premises and operation; incidental malpractice; comprehensive owned and non-owned auto liability insurance; and coverage for hired vehicles on an "if any" basis.

     .........  (iv) Umbrella  Liability  Coverage.  A policy shall be obtained, providing coverage in an amount equal to at least $10,000,000 in excess of the coverage to be maintained pursuant to Subsection (iii) of this Section 1.06(a).

     .........  (v) Additional Insurance.  Owner shall have the right to require
Manager to obtain and maintain, if requested in writing and at Owner's sole cost and expense, such other insurance as Owner may from time to time deem reasonably necessary, and which insurance is normal and customary for other operations of improved property similar to the Properties.

     .........  (vi) Priority of Coverage.  Owner's insurance will be primary as to any insurance carried by Manager, and any such coverage of Manager will be excess insurance to the extent that Manager is acting within the scope of its duties under this Agreement.

     .........(b) Manager's Operational Insurance Coverage.  Throughout the Term
of this Agreement, the Manager shall procure and maintain, at Owner's sole cost and expense, the following insurance coverage. Owner retains the right to procure all such insurance for itself or the Manager, as appropriate, should it see fit rather than having the Manager procure such insurance; provided, however, that to the extent that the Manager identifies such insurance coverage which otherwise conforms with the requirements of this Section 1.06 but the Owner procures such insurance pursuant hereto which is other than that so identified by Manager, "Net Cash Flow," as calculated pursuant to Exhibit B, will be calculated assuming insurance costs equal to the premiums and costs applicable to the coverage so identified by the Manager to the extent such premiums and costs are less than those applicable to the coverage so procured by the Owner.

     ......... (i) Worker's Compensation and Unemployment Compensation. Workers'
compensation and unemployment compensation with respect to the Property Staff in full compliance with all applicable state and federal laws and regulations;

     .........   (ii)  Employer's  Liability  Insurance.   Employer's  liability
insurance in an amount not less than $100,000 for each accident, $500,000 for each disease policy limit and $100,000 for diseases for each employee covering all Property Staff;

     ......... (iii) Comprehensive Automobile Liability Insurance. Comprehensive
automobile liability insurance coverage with respect to those motor vehicles owned by the Owner which are used by the Property Staff in connection with the Properties which has limits for bodily injury of not less than $250,000 per person and $500,000 per accident and property damage of $100,000 per accident. The comprehensive automobile liability policy shall include blanket non-owned coverage;

     ......... (iv) Employee Dishonesty Insurance. Employee dishonesty insurance with respect to the Property Staff and any agents against employee dishonesty in an amount not less than the greater of (A) One Million Five Hundred Thousand Dollars ($1,500,000.00) or (B) an amount equal to the average monthly receipts from all of the Properties;

     .........  (v) Professional  Liability  Insurance.  Professional  liability insurance in an amount equal to at least $1,000,000 with respect to bodily injury, property damage or personal injury arising out of professional acts, errors or omissions;

     ......... (vi) Fiduciary Liability Insurance. In the event that the Manager makes any employee benefit plan available to the Property Staff, fiduciary liability insurance in an amount equal to at least $1,000,000 with respect to claims alleging breach of fiduciary obligations under the Employment Retirement Income Security Act of 1974 and any acts, errors or omissions committed in connection with the administration of any employee benefit plans for the Property Staff;

     .........  (vii)  Employment  Practices  Insurance.   Employment  practices
insurance in an amount equal to at least $1,000,000 with respect to lawsuits brought by employees alleging wrongful discharge, discrimination, harassment or other employment related exposure with respect to the Property Staff; and

     .........  (viii) Umbrella Liability Coverage.  A policy shall be obtained, providing coverage in an amount equal to at least $10,000,000 in excess of the coverage to be maintained pursuant to Subsections (i) through (vii) of this
Section 1.06(b).
     .........  (ix) Other Insurance.  Such other insurance as may be carried at similar properties as Owner may from time to time reasonably deem necessary in connection with or for the performance of Manager's duties hereunder.

     .........(c)  Manager's  Insurance  Coverage.  Throughout  the Term of this
Agreement, the Manager shall procure and maintain, at Manager's sole cost and expense, the following insurance coverage:

     .........  (i)  Comprehensive  General Liability  Insurance.  Comprehensive
general liability insurance which includes coverage for all Non-Property Staff (as defined in Section 3.01(b)) and if Manager is found to be acting outside the scope of his duties under this Agreement, with minimum limits of at least $1,000,000 per occurrence for bodily injury, personal injury and property damage;

     .........   (ii)  Worker's  Compensation  and  Unemployment   Compensation.
Workers' compensation and unemployment compensation with respect to the Non-Property Staff in full compliance with all applicable state and federal laws and regulations;

     .........  (iii)  Employer's  Liability  Insurance.   Employer's  liability
insurance in an amount not less than $100,000 for each accident, $500,000 for each disease policy and $100,000 for diseases for each employee covering all Non-Property Staff performing any work relating to the Properties;

     ......... (iv) Comprehensive Automobile Liability Insurance.  Comprehensive
automobile liability insurance coverage with respect to those motor vehicles owned by the Manager which are used by Non-Property Staff in connection with the Properties which has limits for bodily injury of not less than $250,000 per person and $500,000 per accident and property damage of $100,000 per accident. The comprehensive automobile liability policy shall include blanket non-owned coverage;

     .........  (v)  Umbrella  Liability  Insurance.   An  "umbrella"  liability
coverage providing coverage in an amount equal to at least $10,000,000 in excess of the coverage to be maintained pursuant to Subsections (i), (iii) and (iv) above;

     ......... (vi) Employee Dishonesty Insurance. Employee dishonesty insurance with respect to the Non-Property Staff and any agents, officers and employees of the Manager against dishonesty by any of such persons in an amount not less than the greater of (A) One Million Five Hundred Thousand Dollars ($1,500,000.00) or
(B) an amount equal to the average monthly receipts from all of the Properties;

     .........   (vii)  Fiduciary  Liability   Insurance.   Fiduciary  liability
insurance in an amount equal to at least $1,000,000 with respect to claims alleging breach of fiduciary obligations under the Employment Retirement Income Security Act of 1974 and any acts, errors or omissions committed in connection with the administration of any employee benefit plans made available to the Non-Property Staff;

     .........  (viii)  Employment  Practices  Insurance.  Employment  practices insurance in an amount equal to at least $1,000,000 with respect to lawsuits brought by employees alleging wrongful discharge, discrimination, harassment or other employment related exposure with respect to Non-Property Staff; and

     .........  (ix) Other Insurance.  Such other insurance as may be carried at similar properties as Owner may from time to time reasonably deem necessary in connection with or for the performance of Manager's duties hereunder.

     .........(d) Payment of Insurance. The insurance required by Subsection (a)
and (b) of this Section, whether obtained by Manager on behalf of Owner or by Owner directly, shall be an operating expense of the applicable Property and paid from such Property's revenues or reserves or by the Owner, as directed by the Owner. The insurance coverage required pursuant to Subsection (c) shall be paid for by the Manager from its own funds.

     .........(e) Policy Requirements. The policies described in Subsections (a)
through (c) above shall be in form and substance satisfactory to the Owner and with insurance companies that are acceptable to Owner, reputable and properly licensed in each State in which they propose to effect coverage. Manager shall furnish Owner with certificates of insurance or certified copies of each of the insurance polices required to be obtained and maintained by Manager pursuant to the terms of this Agreement. The insurance policies required pursuant to Subsection (a) shall be in the name of the Owner with the Manager named as an additional insured party. The insurance policies required pursuant to Subsections (b) and (c) shall be in the name of the Manager with the Owner named as an additional insured party. Each insurance policy required by this Section shall provide that such policies shall not be canceled or otherwise modified without 45 days' prior written notice to Owner. At least fifteen days prior to the extension of any such policy Manager shall furnish Owner with evidence that the insurance policies required hereunder have been renewed. Manager shall in all cases obtain the Owner's prior written approval before obtaining, renewing, canceling or modifying the coverages under any insurance policies required hereunder. Manager shall make periodic reports and recommendations to the Owner regarding the adequacy of the then current insurance policies and provide the Owner with adequate warning of any potential lapses in coverage of which Manager becomes aware.

         .........(f) Waiver of Subrogation.  Owner and Manager hereby waive and release any and all claims either may have or acquire against the other by way of subrogation or otherwise, for any loss or damage occasioned by the negligence of either of them or their respective agents, employees, contractors, licensees or invitees, which results in any loss or damage to person or property and which is fully insured against by either Owner or Manager in accordance with the terms of this Agreement. Each party agrees to obtain from its respective insurance carriers waiver of subrogation endorsements to all such insurance policies maintained hereunder (excluding workmen's compensation or employer's liability insurance) providing that each insurance carrier waives its right of subrogation against the other party in the event of any loss or damage which is fully insured against pursuant to the provisions of this Agreement. In the event that such endorsements cannot be obtained and the mutual waiver contained herein would invalidate any such insurance policy, then the provisions of this Subsection (f) shall be inapplicable to such insurance policy.

     .........(h) Compliance With Insurance Requirements.  Manager shall use its best efforts to assure that each Property is not used for any purpose which may void or impair, or increase the premium payable under, any policy of insurance held by Owner pursuant to the terms of this Section 1.06, or which may render any loss under any such policy uncollectible.

     .........(i)  Insurance Claims. Manager shall promptly report to Owner, and the insurance agent, broker or adjustor designated by Owner, all damages, accidents or claims relating to the ownership, maintenance or operation of any Property and shall cooperate with such agent, broker or adjustor in connection with its investigation thereof and its reporting to the appropriate insurance carrier. Manager shall not compromise or settle any claims against insurance carriers without the prior written approval of Owner.

         Section 1.07. Plans and Specifications. To the extent that they are within the Owner's possession, the Owner shall furnish Manager with a set of plans and specifications for each Property and, with the aid of these documents and its own inspections, Manager shall become and remain knowledgeable with respect to the organization, location, character, plan and operation of the lighting, plumbing, heating, air conditioning and all other mechanical systems and equipment of each Property.

         Section 1.08. Ethical Standards. In any transaction with vendors, contractors or others who provide services or goods for the Owner or the Properties, Manager shall act at all times in the best interests of the Owner and shall credit to the Owner all discounts, commissions, rebates, finders fees and similar amounts obtainable as a result of such transactions. Manager shall not enter into any agreement to provide goods or services for any Property with any party, partnership, corporation or other entity related to or affiliated with Manager without the prior written approval of the Owner.

         Section 1.09. Cooperation and Consultation with Third Parties. The Owner may appoint and employ auditors, attorneys, appraisers and other persons for the purpose of rendering advice about or for conducting research and inquiry with respect to the leasing, management, operation and valuation of any Property and, in any such case, Manager shall cooperate fully with such persons and, within the authority invested in such persons, communicate all information requested and advise and consult with them in good faith.

         Section 1.10. Indemnities. Subject to the provisions of Section 1.06 hereof, the Owner shall indemnify and hold Manager harmless from and against all loss, cost, expense, claims and liability arising out of or in connection with the management, operation and leasing of the Property, except for acts of Manager which constitute a breach of the provisions of this Agreement or are otherwise outside the scope of its employment and Manager's own negligence or misconduct (such acts together referred to as "Unauthorized Acts"). Subject to the provisions of Section 1.06 hereof, Manager shall indemnify and hold the Owner harmless from and against all loss, cost, expense, claims and liability arising out of or in connection with Manager's Unauthorized Acts.

         Section 1.11. Guaranty. The Manager's obligations pursuant to this Agreement, including, without limitation, the indemnification obligations set forth in Section 1.10, shall be guaranteed by Capital Senior Living, Inc. (the "Guarantor"). The Guarantor guarantees the full and prompt payment of all amounts payable by the Manager hereunder and all amounts which may become due and arising as a result of the Default by the Manager. Upon the Default by the Manager in the performance of any of its obligations hereunder, and without further notice, or the resort to any property of the Manager which may be in the possession of or otherwise available to the Owner and without exhausting all remedies available to the Owner against the Manager, the Guarantor shall perform the obligations described above. The Guarantor shall have all rights of the Manager hereunder regarding any event which, with the giving of requisite notice hereunder and the passage of time would result in a Default hereunder, including but not limited to defenses, notices, cure periods and any counterclaims.

         Section 1.12. Real Estate Tax Assessments. Manager shall review for accuracy and reasonableness all real estate tax assessments and shall advise the Owner of the results of such review. If during the Term, the Owner shall elect to protest any real or personal property tax assessment in connection with Property, Manager shall cooperate with the Owner and its tax advisors in connection therewith. The Manager will have no responsibility for the institution of any legal proceedings in connection with tax assessments.

         Section 1.13. Policies and Procedures Manual. In connection with the performance of its obligations under this Agreement, and after review of the Owner's existing policies and procedures manual, Manager shall develop a policies and procedures manual and provide same to Owner for review and approval within six months from the effective date of this Agreement. Following the approval of the policies and procedures manual submitted by Manager (the "Manual"), Manager shall utilize the Manual in connection with the leasing, management or operation of the Properties and shall submit any proposed modifications to the Manual to the Owner in writing. Following the Owner's review and approval of such modifications, the Manager shall utilize the modified Manual.


                                   ARTICLE II

                                     LEASING

         Section 2.01. Manager's Duties Generally As Leasing Agent. Manager shall use its best efforts to lease and keep leased all leasable space in the Properties to such tenants as it may deem compatible with the character and locations of the Properties. Manager shall use its best efforts to develop and maintain the character and reputation of each of the Properties while maintaining the highest possible net income. Manager shall be familiar with all tenant leases for the Properties, particularly with regard to the services, charges and procedures applicable to the various tenants.

         Section 2.02. Negotiation and Execution of Leases. Manager shall respond to all inquiries concerning tenant leases and shall conduct all negotiations in connection with their execution, renewal, extension, modification, amendment or termination. All leases entered into after the date hereof shall be in such form as may be approved by the Owner, and Manager shall furnish the Owner executed originals of such leases upon request.

         Section 2.03. Liaison with Tenants. Manager shall schedule and coordinate tenant moves, maintain personal contact with tenants and serve as liaison with the Owner in order to minimize misunderstandings and receive and resolve tenant complaints in a timely and courteous manner.

         Section 2.04. Marketing of Rental Space. Manager shall develop a comprehensive, professional program for marketing each Property (a "Marketing Plan") and, following the approval of each Marketing Plan by the Owner, implement and monitor the effectiveness of such Marketing Plan.

         Section 2.05. Advertising. Manager, at the Owner's expense and in accordance with the Budget (as that term is defined in Section 5.06 below) and the Marketing Plan, shall advertise, to such extent and in such media as Manager deems advisable, the availability of units in each of the Properties; provided, however that Manager shall pay all costs associated with advertisements that do not relate specifically and exclusively to the availability of rental space in, or the operational needs of, the Properties, unless otherwise approved in writing by the Owner.

                                   ARTICLE III

                             ADMINISTRATIVE SUPPORT

         Section 3.01.  Personnel.

     .........(a)  Property Staff.  Based upon the Budget,  job standards,  wage rates and the applicable Plan of Operation (as defined in Subsection (c), below), Manager shall recruit, hire, train, supervise and discharge all on-site management, administrative, maintenance, cleaning and other personnel, including, without limitation, the Property director or administrator (collectively, the "Property Staff") necessary to properly manage, administer, repair, maintain and otherwise operate each Property. The Property Staff may be full-time, part-time, temporary or contract personnel. The Property Staff shall be employees of Manager and not the Owner, provided, however, that the costs of such Property Staff shall be paid from the Owner's funds. Manager shall pay wages and required payroll taxes and all costs and expenses of such Property Staff from the Owner's funds and shall make provision at the Owner's expenses for employee group benefits as agreed upon by the Owner. Manager will abide by all local, state and federal laws, regulations and guidelines in administering the payroll. Manager will cause to be prepared and filed all forms, reports and returns as required by law in connection with unemployment insurance, workers' compensation insurance, withholding tax, social security and other similar taxes now in effect. In addition Manager shall take such actions as may be necessary to comply with the provisions of wage, hour, health, safety, income tax, social security, unemployment compensation, workman's compensation and similar laws, regulations and requirements relating to the Property Staff. Manager shall, at the request of Owner, provide Owner with the then-current list of Property Staff.

     .........(b)  Manager's  Personnel.  The Manager shall maintain  sufficient personnel to fulfill its obligations hereunder. Prior to the commencement of its duties hereunder, Manager shall provide the Owner with a listing of the personnel which it intends to employ in connection with the obligations to be performed by Manager hereunder (the "Non-Property Staff"), together with a job description for each member of the Non-Property Staff. The Owner and the Manager shall mutually agree upon the personnel required by the Manager to fulfill its obligations hereunder. The Manager shall, upon the request of Owner, provide Owner with a list of the then-current Non-Property Staff. The Owner shall have no authority to provide directions to the Managers employees or to terminate such employees employment by the Manager. Nothing in this section is intended or shall be construed to make any person employed by the Manager an employee of the Owner, to influence the hiring decisions of the Manager or to alter the relationship between the Owner and Manager of independent contractor. The Manager acknowledges that in entering into this Agreement the Owner is relying upon the experience and capabilities of the employees of the Manager and the Shareholders. Accordingly, the Manager agrees to maintain each of positions listed on Exhibit F to this Agreement (the "Positions") and shall not eliminate or change any of the Positions without the prior written consent of the Owner. The initial occupants of each of the Positions are listed on Exhibit F and the Manager agrees to keep each of the Positions permanently occupied during the Term by personnel with experience and capabilities similar or superior to the individuals listed on Exhibit F (the "Personnel"), with any vacancies in any such Positions occurring during such Term to be filled on a timely basis. The Manager shall notify the Owner of any change in the Personnel and shall supply the Owner with information which is reasonably sufficient to demonstrate the calibre and experience of any replacement Personnel.

     .........(c) Plan of Operation.  The Owner shall provide to Manager and the
Manager shall review the current plan of operation (if any) for each Property. The revised plan of operation for each Property or, in the event that there is no existing plan of operation, a plan of operation developed by the Manager (the "Plan of Operation") shall be (i) describe each of the services to be supplied to tenants at such Property, (ii) list all Property Staff that will be required at such Property in order to provide such services to the tenants, to provide management and administrative services for such Property (other than such administrative services as are to be provided by the Manager hereunder) or to maintain the Property. The Plan of Operation for each Property shall be submitted to the Owner thirty days after the commencement of the Manager's duties hereunder and must be approved by the Owner in writing within thirty days following receipt thereof. The Owner and the Manager shall review the Plan of Operation for each Property not less than annually and shall amend the Plan of Operation from time to time as appropriate.

     .........(d)  Job  Descriptions.  To the  extent  that they are  within the
Owner's possession, Owner shall provide to Manager and Manager shall review or develop job descriptions for all Property Staff positions based upon the Plan of Operation. Manager shall furnish the job descriptions, along with job performance standards, to the Owner to delineate clearly between Manager's exclusive responsibilities which are to be performed by the Non-Property Staff, and those responsibilities that are delegated by Manager to the Property Staff.

         .........  Section 3.02.  Contracts.

     .........(a)  Renewal and  Execution.  Manager  shall be familiar  with the provisions of, and provide to the Owner copies of, all material contracts affecting the leasing, management or operation of each Property. At least sixty
(60) days prior to the scheduled termination of any of these contracts, Manager shall recommend to the Owner whether such contracts should be renewed, modified or canceled, and renew, modify or cancel such contracts as the Owner may direct. Where new contracts are necessary, Manager shall recommend to the Owner for its approval contracts from responsive and responsible contractors for work to be performed according to written specifications developed by Manager in consultation with the Owner. Manager shall assure that all contractors are properly insured (and bonded, if appropriate) for the duration of their contracts. Except for emergencies and those cases where the Owner authorizes otherwise due to the size or nature of the contract, all contracts and procurements shall be let by competitive bidding procedures. Manager, its employees and the Property Staff shall disclose to the Owner the extent of any financial interest that it or they may have in any firm or person providing goods or services to the Owner pursuant to any such contracts. Manager shall exploit fully all commonality of contracting and purchasing so as to accrue to the Owner all possible benefits deriving from a unified procurement policy.

     .........(b)  Supervision  and  Enforcement.  Manager  shall  supervise and oversee the activities of all contractors, review the quality of their workmanship, enforce contractors' warranties and approve all work and materials prior to payment therefor.

         Section 3.03.  Status Reports.

     .........(a)  Monthly Status Reports.  Manager shall prepare and deliver to the Owner within the prescribed time period set forth on Exhibit D-1 a written Monthly Status Report in the form attached hereto as Exhibit D-1.

     .........(b)  Quarterly  Status  Reports.  The Manager  shall submit to the
Owner within 15 days following the end of each fiscal quarter, a report in the form of Exhibit D-2 attached hereto.

     .........(c) Annual Fiscal Year Status Reports. The Manager shall submit to the Owner within 30 days following the end of each fiscal year, a report in the form of Exhibit D-3 attached hereto.

     .........(d) Annual Calendar Year Status Reports.  The Manager shall submit to the Owner within 15 days following the end of each calendar year, a report in the form of Exhibit D-4 attached hereto.

     .........(e)  Other.  Manager  shall  prepare and deliver to the Owner such other reports and/or statements in such form as may reasonably be requested by the Owner from time to time, which reports shall be delivered within 30 days after request thereof (or as soon thereafter as is practicable).

         Section 3.04. Records. Manager shall maintain and keep complete, accurate and up-to-date all books and records of the Owner relating to each Property including, without limitation, all accounting and financial records, rent rolls, memoranda, correspondence, notices and all other such records as may be appropriate or customary in connection with the leasing and operation of the Property and the transaction of business with third parties including, without limitation, suppliers, employees, labor unions and governmental or municipal authorities. All of these records shall be kept and maintained available for inspection at any and all reasonable times during normal business hours by any person authorized in writing by the Owner, but not by others.

         Section 3.05. Obligations Under Tenant Leases. Manager shall comply with all requirements respecting the operation or maintenance of each Property imposed upon the Owner as "landlord" under any lease for the Properties. Manager's duties hereunder shall include, without limitation, the selection and supervision of all contractors or others providing required tenant services or performing tenant repair or capital improvement work at the Properties.

         Section 3.06. Tenant Compliance. Manager shall monitor the performance of all tenants and use its best efforts to secure the full compliance by tenants with the terms and provisions of their leases. Manager shall inform all tenants of such rules, regulations and notices as may be promulgated by the Owner or Manager. Manager, at the expense of and using attorneys approved by the Owner, may institute legal proceeding in its own name or in the name of the Owner to collect rent, security deposits and other tenant charges, to oust or dispossess tenants or others occupying the Property and otherwise to enforce the rights of the Owner with respect thereto. Manager shall secure the prior written approval of the Owner before instituting legal proceedings or compromising or settling any such claim or proceeding. Manager shall give the Owner prompt written notice of all matters involving actual or threatened litigation.

         Section 3.07. Licensing. The Manager shall be responsible for obtaining all licenses, permits or other authorizations (the "Permits") necessary to operate each of the Properties as an assisted living or congregate care facility (as the case may be) in the name of the Owner or such other name as the Owner may designate. All amounts payable to state or local governmental authorities with respect to the Permits for a Property, and all legal fees incurred in connection with obtaining such Permits with the prior written permission of the Owner, shall be paid by the Owner. Upon request, the Manager shall provide such assistance as may be necessary in order to obtain Permits for such other affiliate of the Owner with respect to any of the Properties, whether such Permits are required by applicable law or are being requested at the option of the Owner or the applicable affiliate.


                                   ARTICLE IV

                           MAINTENANCE AND OPERATIONS

         Section 4.01.  Engineering Management Services.

     .........(a)  Benchmark  Study.  Upon the commencement of the Initial Term,
Manager shall perform a walk-through of each Property and shall note corrective and deferred maintenance work or capital improvements required to be performed. Promptly after the completion of such walk-through, Manager shall prepare and deliver to the Owner a report containing the results of that study.

     .........(b)   Quarterly   Inspections.   Manager  shall  conduct  physical
inspections of each Property at least quarterly unless the Owner reasonably determines that a more frequent inspection is necessary. Specific problems shall be investigated on an "as-needed" basis. Manager shall submit to the Owner a written report containing findings, conclusions and recommendations of actions to be taken to correct deficiencies noted during the inspections. This quarterly inspection and report shall address deficiencies found in, among other areas, the building foundations, exterior, roof, flashings, concrete work, sidewalks, retaining walls, parking areas, gutter and downspout systems, mechanical equipment and utility distribution systems.

     .........(c) Engineering On-Site Inspections.  At the request of the Owner, and at the Owner's expense, Manager shall employ or retain a licensed, experienced mechanical engineer or engineering firm to conduct engineering on-site inspections of any Property. During each of these inspections, the engineering firm shall: (i) inspect all mechanical equipment for corrective maintenance and other action that should be completed by the Property Staff or outside contractors; (ii) review preventive maintenance records, logs and other related records to evaluate work completed; (iii) review energy practices; (iv) consult with the Property Staff on the findings with regard to the foregoing items; and (v) submit to the Owner a written, itemized report with respect to the foregoing immediately following each inspection.

         Section 4.02. Preventative Maintenance. To the extent that they are within the Owner's possession, Owner shall provide to the Manager the current preventative maintenance program for each Property. Manager shall review or develop, as applicable, a program designed to keep each Property and all installed mechanical and electrical systems in proper condition. Following the Owner's review and approval of such program for each Property, Manager shall maintain such program on a regular basis and such program shall reflect the useful lives of the various components and items of equipment comprising the Property. Manager shall establish and monitor a seasonal maintenance program for the heating and cooling systems in the Property to assure that they are in good working order and conserve utility consumption.

         Section 4.03.  Capital Improvements; Expansion.

         (a) Predevelopment. Manager agrees within 3 months of the date of this Agreement to undertake a feasibility study with respect to the expansion of the Properties listed on Exhibit G and within 6 months of the date of this Agreement to undertake a feasibility study with respect to each of the other Properties. If, based upon the results of the study with respect to any Property, Manager believes that such Property should be expanded or improved, Manager shall recommend such action to the Owner. If the Owner decides to proceed with the expansion of such Property, the Owner shall so notify the Manager. Within 30 days from the date of receipt by the Manager of such notice, the Manager shall prepare and deliver to the Owner a proposed budget and schedule with respect to the Predevelopment Costs (as defined below) which would be incurred in connection with the expansion of such Property. The budget shall list each fee or other cost which will be incurred prior to the commencement of the construction or renovation of the Property including, without limitation, land use study, preconstruction plan, legal, licensure and zoning, working drawings, environmental report, a market analysis and financing plan (the "Predevelopment Costs"). Following approval of the budget and schedule, by the Owner, the Manager shall, as Owner's agent, contract for each of the services listed in the budget and the schedule and approved in writing by the Owner (the "Predevelopment Services"). The Owner shall be responsible for the payment of each of the Predevelopment Costs in accordance with the budget. Following performance of the Predevelopment Services and based upon the results thereof, the Manager shall develop a development plan (the "Development Plan") which shall be submitted to the Owner.

         (b) Development. Following the receipt by Owner of the Development Plan for a Property, the Owner shall determine whether to proceed with the construction at such Property. If the Owner approves the commencement of such construction, the Owner shall notify the Manager and the Manager shall, within thirty days of the date of receipt of such notice contract as Owner's agent for each of the services required pursuant to the Development Plan and Manager shall otherwise commence the execution of the Development Plan. The Owner agrees to be responsible for obtaining the financing, and shall be solely responsible for all liability associated with such financing. Manager agrees to fund for the first year only up to $170,000.00 with respect to all operating losses with respect to any Property subject to development or expansion where operating costs (not including financing costs) exceed revenue for such Property or portion of a Property (the "Start Up Losses"). The Manager shall provide Owner with a detailed accounting relating to the developed Property or expanded portion of a Property. All Start Up Losses shall be funded from Manager's own funds and shall not be paid from the Checking Account described in Section 5.03.

         (c) Fee Compensation. Manager shall be paid a seven percent (7%) development fee on the total project cost, which shall include the Predevelopment Costs, all third party hard and soft costs set forth in the Development Plan but excluding any third party financing costs (the "Total Project Cost"). Following the completion of the construction of any expanded or additional portions of a Property, such Property shall for all purposes hereunder be deemed to be one of the Properties and the Manager shall receive the same compensation with respect to such expanded Property or developed Property as set forth on Exhibit B. Manager shall be entitled to receive repayment of any Start Up Losses incurred with respect to any Property upon the earlier of the sale or refinancing of such Property or the termination of this Agreement.

         (d) No Subcontracting. The management and coordination of the expansion of any Property shall not be subcontracted by the Manager to any other person; provided, however, that such management and coordination may be subcontracted to Manager's affiliate, Capital Senior Development, Inc. provided that Manager shall bear all costs of such subcontract arrangement.

         Section 4.04. Personnel Training. Manager shall outline in writing the training needs of the Property Staff and establish a training program that will teach, maintain and improve the technical proficiency of each member in his or her assigned job.

         Section 4.05. Maintenance. Manager shall be responsible, at Owner's expense, for maintaining the Properties according to standards at least comparable to similar properties in the general areas in which they are located. Manager's maintenance responsibilities shall include, without limitation, interior cleaning, exterior window cleaning, painting, decorating, grounds care and landscaping, plumbing, electrical repair, carpentry, plastering and such other normal maintenance and repair work as may be necessary. The areas and items to be maintained shall include, without limitation, roofing, mechanical and other equipment, building exterior surfaces (including windows), parking areas, sidewalks, gutters, walkways, hallways, stairwells, storage rooms, the management office and all other related areas including fencing, signs and lighting. The Property Staff shall, at least weekly, conduct walk through inspections of these areas to assure that they are receiving adequate and appropriate care. Manager shall supervise the work of the Property Staff to assure that it is performed in accordance with the Owner's standards.

         Section 4.06. Supervision of Contracts. Manager shall arrange for, coordinate, supervise and enforce the conditions of all contracts necessary or advisable for the proper operation of the Properties including, without limitation, contracts for the maintenance and repair work described in Section
4.05 above and for water, sewer, electricity, telephone, vermin extermination, trash removal, landscaping, heating fuels, air conditioner contractual maintenance, and snow and ice removal. All such contracts shall be at the Owner's expense. Such contracts entered into during the Term shall provide for cancellation by the Owner without penalty upon 30 days written notice and shall not terminate upon the termination of this Agreement, unless the Owner has agreed otherwise in writing. Any such contracts in manager's possession at the commencement of the Term which do not allow for such 30-day cancellation will be identified by Manager and reported to the Owner within 30 days of the commencement of operations. Further, Manager shall place orders for such equipment, tools, appliances, materials, and supplies as are required to adequately maintain and operate the Properties. Such equipment, tools, appliances, supplies and materials shall be used only for operating, maintaining and repairing the Properties, unless the cost thereof is prorated on a basis satisfactory to the Owner.

         Section 4.07. Service Requests. Manager shall maintain business-like relations with tenants of the Properties and receive, record and take appropriate action with respect to any service requests that may be made. Complaints of a serious nature shall, after investigation, be reported to the Owner in a timely manner, together with appropriate recommendations. Manager shall make reasonable efforts to obtain full compliance by tenants for all items of maintenance for which they are individually responsible. Scheduled outages of water, electricity or other services shall be reported to the Owner and to all tenants, individually, as promptly, fully and courteously as possible and in a manner and at a time which are customary under the circumstances or as may otherwise be required by applicable law. Unscheduled material outages shall be reported to the Owner and the tenants as soon after occurring as is reasonably possible.

         Section 4.08.  Emergencies.

     .........(a)   Services.  To  the  extent  that  they  are  within  Owner's possession, Owner shall provide to the Manager details of the current 24-hour, seven day-a-week maintenance emergency system and any system designed to be responsive to emergencies (the "Emergency System"). Manager shall review or develop, as applicable, the Emergency System for each Property and shall submit such Emergency System to the Owner for the Owner's review and approval. An emergency is defined as any condition of, in or acting on a Property which if not responded to could injure or damage or impose a threat of injury or damage to property or persons. The definition of an emergency includes, without limitation, fire, flood, insufficient heat during winter weather, lack of hot water and utility shut offs. Following the review of the Emergency System for each Property submitted by the Manager, the Manager shall insure that all appropriate Property Staff and Non-Property Staff are familiar with the applicable Emergency System and shall undertake periodic reviews to insure that such Emergency System is being complied with.
     .........(b)  Readiness. In addition to such programs as may be required by applicable state or local law, rules or regulations, Manager shall establish, with the approval of the Owner, a comprehensive program ensuring that emergencies are dealt with by the Property Staff and outside agencies in a manner in the best interests of the Owner and the Properties and in compliance with applicable law. This responsibility shall include notification and testing procedures as may be necessary.

         Section 4.09. Regulatory Requirements. Manager shall take such action as may be necessary to (a) obtain and maintain all licenses, permits and approvals necessary for the operation and maintenance of the Properties and (b) comply with all laws, ordinances, orders and requirements affecting each Property (or the Owner or Manager in connection therewith) imposed by any governmental or quasi-governmental authority having jurisdiction, including but not limited to building codes, anti-discrimination laws, zoning and licensing requirements affecting the Property. Manager shall give the Owner prompt written notice of any violation or claimed violation of any such requirement.

         Section 4.10. Inventory. Manager shall comply with and shall deliver such reports and other information as may be required pursuant to the inventory control system for all supplies and equipment used at each Property. The Manager and the Owner shall from time to time, at Owner's request, monitor the compliance by the Manager with the inventory control system and make such amendments or modification to such system as the Owner may deem reasonably necessary.

         Section 4.11. Security. Manager shall consult with the Owner to plan, arrange and supervise a comprehensive security program for each Property. This program shall include, without limitation, that adequate communications equipment is operable and available to the Property Staff and all Property Staff are fully aware of their security responsibilities. Detailed security, fire and safety procedures shall be developed and distributed to the Owner, all tenants and the Property Staff. Manager shall maintain effective liaison with local fire and police organizations and keep detailed logs covering all security incidents. Manager shall promptly inform the Owner of all security incidents and other material matters prejudicial to the security and safety of any Property.


                                    ARTICLE V

                              FINANCIAL MANAGEMENT

         Section 5.01. Bank Account. Manager shall open and maintain, for each Property, in a local bank selected by the Owner, a checking account (the "Checking Account") for moneys to be paid or received by Manager in connection with its duties hereunder. The Checking Account shall be in the name determined by the Owner and the Owner shall pay all costs (if any) charged by the bank for maintaining the account including monthly service fees and the cost of blank checks; provided, however, that Manager shall pay all costs charged by the bank on account of Manager's errors or negligence in maintaining the Checking Account including, without limitation, the maintenance of any necessary cash reserve therein. Manager shall not deposit any of its funds to the Checking Account or otherwise commingle its funds with the Owner's funds. Manager shall have authority to endorse checks payable to the Owner and deposit funds paid or payable to the Owner into the Checking Account.

         Section 5.02. Collections and Deposits. Manager shall collect and deposit in each Checking Account all rents, security deposits, late charges, insurance and condemnation proceeds, fees, refunds and other monies due from any source which are payable to the Owner in connection with the leasing and operation of the related Property; provided, however, that Manager shall deposit security deposits in bank accounts selected by and owned by Owner and shall otherwise handle security deposits in accordance with applicable law. All amounts deposited to the Checking Account shall be swept by the Manager from the Checking Account on a regular basis into an Operating Expense Account (herein so called) for such Property. Each Operating Expense Account shall be in an FDIC insured bank approved by Owner and shall be owned by Owner. The style of the Operating Expense Account shall be in the name of the Property with designated representatives from Owner and Manager being the only parties authorized to draw from said accounts.

         Section 5.03. Disbursements. On the 15th day of each calendar month or, if such day is not a business day, the immediately succeeding business day, the Manager shall deliver to the Owner a check representing all amounts in the Operating Expense Account (after allowing for outstanding checks written and deposits made pursuant to this Agreement which had not yet cleared such Operating Expense Account) in excess of the sum of (i) the amounts to be expended or disbursed by the Manager with respect to the Properties during such calendar month as set forth in the Budget; (ii) amounts expended in any prior month in excess of the amount specified in the Budget with respect to which the Manager has not yet been reimbursed and which have been approved in writing by the Owner; and (iii) a cushion equal to 5% of the aggregate amount to be expended in accordance with the Budget in the immediately succeeding month or such other amount as may be designated by the Owner. Manager shall pay out of the Operating Expense Account for each Property all operating expenses of such Property in accordance with the Budget for such Property, as permitted by this Agreement or as otherwise approved in writing by the Owner. Manager shall hold, remit or expend the funds in the Checking Accounts and Operating Expense Accounts according to the Budget or the directions of the Owner. The funds in the Checking Accounts and Operating Expense Accounts shall not be co-mingled with funds from any other projects or facilities managed or operated by Manager and Manager shall compile detailed records concerning all transactions relating to the Checking Accounts and Operating Expense Accounts and shall promptly deliver to Owner copies of all statements or other correspondence received by Manager with respect to such Checking Accounts and Operating Expense Accounts. Except in emergencies, Manager shall not incur any obligation in excess of $2,000 which is not specifically included in the Budget, and neither shall Manager incur any substantial overrun of any budgeted item without the Owner's prior written approval. Where an emergency relating to a Property precludes Manager's obtaining the prior written consent of the Owner, Manager shall make reasonable expenditures as necessary to abate the emergency and shall use its best efforts to contact the Owner by telephone or otherwise as soon as possible. Manager shall also notify the Owner in writing of any such emergency expenditures within 24 hours thereafter. Except as specifically authorized by the Owner, Manager will not incur any obligation (whether or not in the Budget) which will exceed $10,000 or mature more than one year after its creation. At least two but no more than three persons (including Property Staff) shall be responsible for handling cash in order to maintain adequate financial control procedures.

         Section 5.04. Examinations and Audits of Accounts. The Checking Accounts, the Operating Expense Accounts and any other accounts maintained by Manager in the name of or for the benefit of the Owner may be examined by the Owner or its designated representatives during normal business hours. The Owner shall have the right to cause an audit of such accounts at any time at its expense and Manager shall make its facilities available for, and cooperate in, any such audit. In addition, Manager shall promptly supply to the Owner's accountants, without charge therefor, all records or documents respecting any Property that such accountant may request in connection with audits of the Owner's accounts and preparation of necessary tax returns.

         Section 5.05. Books and Records. Manager shall maintain, in a manner consistent with generally accepted accounting principles, a system of books and records that fully and accurately detail all financial transactions with respect to the leasing and operation of each Property. Such books and records shall be
(a) the property of the Owner, (b) maintained at Manager's office at the Property or at the Manager's corporate office, (c) available to the Owner upon reasonable request and (d) delivered to the Owner upon the termination of this Agreement.

         Section 5.06.  Budget.

     .........(a) Annual Operating and Capital Budget. The Budget shall serve as the major control under which Manager shall operate each Property and there shall be no substantial deviations therefrom, excluding deviations for such expenses as utilities, fuel, insurance and other expenses not within the control of Manager, except as may be approved in writing by the Owner. No expenses may be incurred and no commitments may be made by Manager in the name of the Owner in connection with the maintenance and operation of any Property in excess of the amounts allocated to the various classifications of expense in the Budget for that Property, except as otherwise provided herein.

     .........(b)  Budget  Preparation.  Manager  shall  prepare for the Owner's written approval operating and capital budgets for each Property addressing each of the items listed on Exhibit C attached hereto (with the Owner-approved budget in effect from time to time being herein called the "Budget"). Other than with respect to the budget for fiscal year 1997, Manager shall submit to the Owner, at least 45 days prior to the end of the Owner's fiscal year, a proposed budget for the next ensuing fiscal year. Manager shall within ninety days of the date of this Agreement submit a budget to the Owner for the period beginning on the date of this Agreement and ending immediately prior to the end of the Owner's fiscal year 1997. The proposed budget submitted by Manager shall include an analysis of repair and maintenance needs, operating expenses and any capital improvements anticipated for that period. Reserve fund requirements, adjusted for inflationary factors, shall also be included on an updated cost basis in the proposed budget. Reasonable supporting schedules shall be submitted with the proposed budget. The proposed budget will reflect a "three (3) year cycle" and will be based on actual income and expenses for the past completed year and projected income and expenses for the current year and for the future year for which the Budget is being prepared. Increases or decreases in actual or estimated amounts for income and expense items shall also be shown as percentage increases or decreases. The proposed budget also shall contain a forecast of cash flow for each month of the budget period, an assessment of personnel needs for operating the Property, a forecast of rental rates, an analysis of leases then in effect, and such other supplemental information as may be reasonably required by the Owner. Following the review and approval of a budget by the Owner, the Manager shall implement such budget and perform in accordance therewith.
         Section 5.07. Obligations for Expenses. All obligations and expenses incurred by Manager in accordance with this Agreement shall be deemed to be obligations and expenses of the Owner, the parties acknowledging that Manager may engage, at the Owner's expense, independent contractors and service providers as permitted under this Agreement, as may be usual and customary in the circumstances in connection with the performance of Manager's duties hereunder. The salaries and benefits of the Non-Property Staff of Manager shall be paid by the Manager from its own funds. Manager shall be reimbursed for any costs and expenses (other than those described in the immediately preceding sentence) related to a Property, including, without limitation, those for office supplies, postage, copying charges, telephone tolls, computer time, travel and entertainment. Such reimbursement shall be paid monthly from the Operating Expense Account and shall be limited to an amount equal to $60,000 during any consecutive twelve month period (or a pro rata amount for any period less than twelve months) (the "Maximum Reimbursement Amount"). The Maximum Reimbursement Amount shall be increased on August 31, 1997 and on each August 31 thereafter during the Term of this Agreement (a "Review Date") by the lesser of (i) the percentage change in the CPI during the twelve months immediately preceding such Review Date or (ii) 3%. For purposes of this Section, CPI means the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average (1967 = 100) Unadjusted, all items indexed published by the Bureau of Labor Statistics, United States Department of Labor (the "Department of Labor"). If the CPI shall cease to be compiled and published at any time before an adjustment is to be calculated on a Review Date, but a comparable successor index is compiled and published by the Department of Labor, the adjustments under this Section shall be computed according to such successor index, with such mutually agreed upon adjustments in the index to reflect any difference in the method of computation used in the CPI. If on any Review Date, neither the CPI nor a comparable successor index is available from the Department of Labor, the parties hereto shall mutually agree upon an index for "all items" compiled and published by another branch of the federal government or by an institution or organization generally recognized as an authority by financial and insurance institutions to be used as a basis for such calculations.

                                   ARTICLE VI

                                  MISCELLANEOUS


         Section 6.01. No Partnership or Joint Venture. This Agreement is a management agreement only and does not grant to Manager any ownership right or interest in any of the Properties or any other property of the Owner pertaining thereto. This Agreement is not intended to and does not constitute a partnership or joint venture of any kind between the Owner and Manager with respect to the operation of the Properties or any other matter.

         Section 6.02. Notices. Any notice that is provided for in this Agreement shall be in writing, shall be given either manually or by mail, telegram, radiogram or cable, and shall be deemed sufficiently given if and when received by the party to be notified at its address set forth below or if and when mailed by registered or certified mail, postage prepaid, addressed to such party at such address (any single notice given pursuant to this Section 6.02 to the address designated below for Manager shall be deemed as notice so given to both the Manager and Guarantor). Any party and any representative designated below may, by notice to the others, change its address for receiving such notices. Refusal to accept such notice or inability to deliver such notice on account of a change in address not given the other addressees shall be deemed receipt of notice.

         If to the Owner or any affiliate:

         .........ILM II Lease Corporation,
         .........c/o PaineWebber Properties Incorporated
         .........265 Franklin Street, 16th Floor
         .........Boston, Massachusetts 02110
         .........Attn:  John B. Watts, III

         with a copy to:

         .........Hunton & Williams
         .........951 E. Byrd Street
         .........Richmond, Virginia 23219
         .........Attn:  Kenneth J. Alcott, Esq.

         If to Manager or Guarantor:

         .........Capital Senior Living Inc., and
         .........Capital Senior Management 2, Inc.
         .........14160 Dallas Parkway
         .........Suite 300
         .........Dallas, Texas 75240
         .........Attn:    Keith Johannessen and
         .........         David Brickman

     Section 6.03. Applicable Law. This Agreement shall be executed, construed and performed in accordance with the laws of the Commonwealth of Virginia.

         Section 6.04. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Manager shall not assign its rights or delegate its duties hereunder to any party by operation of law, or otherwise, and no shares of stock in the Manager shall be transferred without the prior written consent of the Owner, which consent may be withheld in the Owner's sole discretion. Notwithstanding the foregoing, Manager may, without Owner's consent, enter into a merger transaction with Capital Senior Living, Inc. or an affiliate or Capital Senior Living, Inc. or assign its rights and delegate its duties hereunder to Capital Senior Living, Inc. or an affiliate of Capital Senior Living, Inc., provided, however, that no such merger or assignment shall relieve the Manager or the Guarantor from any of its obligations under this Agreement. Any attempted assignment or delegation by Manager other than as permitted hereby shall be void and of no force or effect. The Owner shall be entitled, at any time during the Term and in its sole discretion, to assign its rights and benefits under this Agreement to any entity which is an affiliate of the Owner or of any shareholder thereof so long as such assignee assumes the Owner's obligations hereunder and agrees to be bound by the terms and conditions hereof.

         Section 6.05.  Confidentiality

     (a)......Confidential  Information;  Representatives.  For purposes of this
Section:
         .........(i)  The term  "Confidential  Information"  shall be deemed to include all information concerning the Properties (including those Properties with respect to which this Agreement has been terminated) and the Owner (whether prepared by the Owner, its Representatives or otherwise and irrespective of the form of communication) which is furnished to the Manager or Representative of the Manager (collectively, the "Management Group") now or in the future by the Owner or by its Representatives or is developed by the Manager during the course of the performance of its duties hereunder, together with all notes, analyses, compilations, studies, interpretations or other documents prepared by any member of the Management Group which contain, reflect or are based upon, in whole or in part, the information furnished to any member of the Management Group pursuant hereto. The term "Confidential Information" does not include information which
(1) is or becomes generally available to the public other than as a result of a disclosure in violation of this Agreement by any member of the Management Group, or (2) as shown by written records, was lawfully within the Management Group member's possession prior to its being furnished to the Management Group member by or on behalf of the Owner or developed by the Manager during the course of the performance of Manager's duties hereunder, provided that the source of such information was not known by such Management Group member to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Owner or any other party with respect to such information.

         .........(ii) The term "Representatives" shall mean, collectively,  and as applicable, a person's directors, officers, employees, affiliates (as such term is defined under the Securities Exchange Act of 1934, as amended), agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors).

         (b)......Use  of  Confidential  Information.  The Manager hereby agrees that each member of the Management Group shall use the Confidential Information solely for the purpose of managing the Properties or otherwise performing or assisting the Manager in the performance of its obligations under this Agreement, that the Confidential Information will be kept confidential and that no member of the Management Group will use the Confidential Information for any other purpose or disclose any of the Confidential Information in any manner whatsoever; provided, however, that the Manager may make any disclosure of the Confidential Information to the extent that the Owner gives its prior written consent. It is understood and agreed that the Manager shall inform each member of the Management Group of the confidential nature of the Confidential Information prior to delivery thereof to such person, and of the obligation to not contact or communicate with the persons described above, and that by receiving such materials, such member of the Management Group will be deemed to have agreed to be bound by this Agreement. In any event, the Manager shall be responsible for any breach of this Agreement by the Manager or by any member of the Management Group, unless such Management Group member has signed a separate Confidentiality Agreement with the Owner, and the Manager agrees, at the Manager's sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain any member of the Management Group from prohibited or unauthorized contacts or disclosure or use of the Confidential Information. Notwithstanding any other provision of this Agreement, the foregoing restriction shall continue in full force and effect throughout the Term and following the termination of this Agreement.

         (c)......Remedies  of Owner. The Manager agrees that the Owner shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this Section and that the Manager shall not oppose the granting of such relief. The Manager also agrees that the Manager will not seek and agrees to waive (and will use the Manager's reasonable efforts to cause each Management Group member not to seek and to waive) any requirement for the securing or posting of a bond in connection with the Owner's seeking or obtaining such relief.

         Section 6.06. Manager's Insignia. Except to the extent required by applicable state or local laws, rules and regulations or as may be approved in writing by the Owner, (i) the Manager shall not display signs, nameplates or other insignia at any Property disclosing the Manager's name, its corporate logo or any tradename or trademark (collectively, "Insignia") or identifying the Manager as the operator of a Property or otherwise and (ii) all advertising information, circulars, stationary or other printed materials used in the operations of or distributed by each of the Properties shall be in the name of and bear the corporate logo or other trademark of the Owner.

         Section 6.07. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous negotiations, understandings and agreements, written or oral, between the parties. This Agreement shall not be amended or modified, and no waiver of any provision hereof shall be effective, unless set forth in a written instrument authorized and executed with the same formality as this Agreement.

         Section 6.08. Captions, Gender, Number. The captions hereof are for convenience of reference only and shall neither limit nor enlarge the provisions hereof. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders. The singular shall include the plural and vice versa unless the context requires otherwise.

         Section 6.09. Severability. If any provision hereof, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of the provisions hereof, or the application of such provision to other persons or circumstances, shall not be affected thereby, and each provision hereof shall be valid and enforceable to the fullest extent permitted by law.

         Section 6.10. Days. If any action is required to be performed, or if any notice, consent or other communication is to be given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

         WITNESS the following signatures.

         .........                          OWNER:
                                            -----

         .........                          ILM II LEASE CORPORATION



         .........                          By: /s/ John B. Watts
         .........                              Title: President

         .........                          MANAGER:
                                            -------

         .........                          CAPITAL SENIOR MANAGEMENT 2, INC.
         .........                            a Texas corporation.


         .........                          By: /s/ David Brinkman
         .........                              Title: Vice President


         .........                          GUARANTOR:
                                            ---------

         .........                          CAPITAL SENIOR LIVING, INC.
         .........                            a Texas corporation.


         .........                          By: /s/ David Brinkman
         .........                              Title: Vice President

                                    EXHIBIT A

                             TO MANAGEMENT AGREEMENT


                               List of Properties



Crown Villa
Omaha, Nebraska

Overland Park Place,
Overland Park, Kansas

The Palms,
Fort Myers, Florida

Rio Las Palmas
Stockton, California

Villa at Riverwood
St. Louis County, Missouri

Villa Santa Barbara
Santa Barbara, California

                                    EXHIBIT B

                        FEES AND COMPENSATION OF MANAGER

1. Base Management Fee. Owner shall pay Manager a fee in the amount of 4% of the monthly Gross Operating Revenue recognized during each month of the Term with respect to the Properties ("Base Management Fee"). The Base Management Fee shall be payable monthly in arrears on the fifteenth day of each month or, if such day is not a business day, the immediately succeeding business day (a "Payment Date"). For purposes hereof, "Gross Operating Revenue" shall mean, with respect to a Property, all revenue from whatever source derived except (i) proceeds from the sale, refinancing, assignment or other disposition of all or any portion of the Property, (ii) security deposits, advance rents or amounts paid by reason of the breach of any lease, license, concession or similar agreement (unless and until such deposits or payments shall have been applied by the Owner to the payment of current or past due fixed rent), (iii) proceeds from any casualty insurance policies or condemnation awards except payments under policies for business or rental interruption, all as calculated pursuant to generally accepted accounting principles.

2. Incentive Management Fee. As additional compensation for Manager's performance of its obligations hereunder, Owner agrees to pay to Manager an Incentive Management Fee (as hereinafter defined). The Incentive Management Fee shall be payable monthly in arrears on each Payment Date. The aggregate amount of the Incentive Management Fee payable during each fiscal year during the Term of this Agreement shall be calculated following the preparation of the audited financial statements of the Owner for such fiscal year. Any amount due to or owing by the Manager as a result of such calculation may be deducted from or added to any amounts payable to the Manager on any succeeding Payment Date or, if there is no succeeding Payment Date, by certified check. The Incentive Management Fee shall be an amount equal to twenty-five percent (25%) of the amount, if any, by which the average monthly Net Cash Flow for each property for the twelve (12) month period ending on the last day of each calendar month (a "Calculation Date") exceeds the Base Amount. The Base Amount for each property for the period commencing on the date of this Agreement and ending August 31, 1997 shall be the amount set forth below:

                                          Annual         Monthly
                                          Base            Base         Percent
       ILM II                             Amount         Amount        of Fund
      -------                             --------       ------        -------
      Crown Villa                          610,714        50,848         12.2%
      Overland Park Place                1,023,810        85,318         20.5%
      The Palms                          1,075,844        89,654         21.6%
      Rio Las Palmas                       866,739        72,228         17.4%
      The Villa at Riverwood               693,291        57,774         13.9%
      Villa Santa Barbara (75%)            717,533        59,794         14.4%



Each August 31 (the  "Anniversary  Date") the Base Amount  shall be increased by
(i) the percentage increase in the CPI at the end of such twelve (12) month period ending on such Anniversary Date, provided, however, that the percentage increase in any twelve (12) month period shall not exceed three percent (3%) and
(ii) 15% of the sum of (A) the Total Project Cost and (B) the development fees paid to Manager, incurred in connection with the development of any of the Properties during such twelve month period and actually paid or expended during such period.

         For purposes hereof, "Net Cash Flow" shall mean, with respect to any period, the profit or loss generated by the Property for such period, determined in accordance with generally accepted accounting principles consistently applied, but subject to Section 1.06 (b) and the following adjustments. The Net Cash Flow shall be:

         (i) increased by the sum of:

     (A) to the extent included in the computation of such profit or loss;

     (1) depreciation, amortization and other non-cash charges included in the computation of such profit or loss; and

     (2) expenses  incurred  during such period but not paid during such period;
and
     (B) to the extent not otherwise included in the computation of such profit or loss:
     (1) payments with respect to the Property from the proceeds of business and rental interruption insurance; and

     (2) revenues received during such period;

     (ii) reduced by the sum of:

     (A) to the extent not otherwise included in the computation of such profit or loss:
     (1) expenses paid during such period except for any such payments made out of the proceeds from any sale, refinancing, condemnation, casualty, assignment or other disposition of all or any part of the Properties;

     (2) a management fee of 4.5%; and

     (3) actual cash expenditures for ordinary and routine capital improvements at the Property; and

     (B) to the extent included in the computation of such profit or loss, revenues recognized during such period but for which payment was not received during such period.

         (iii) all gains and losses from, and proceeds from, the sale, refinancing, condemnation, casualty, assignment or other disposition of all or any part of the Property (other than the proceeds of any business or rental interruption insurance or eminent domain awards or payments to compensate for lost rentals in respect of any period) shall be excluded from the computation of Net Cash Flow.

                                    EXHIBIT C

                             TO MANAGEMENT AGREEMENT


                                  Budget Items

                                    EXHIBIT D

                             TO MANAGEMENT AGREEMENT



                        D-1 FORM OF MONTHLY STATUS REPORT

The monthly status report will be provided within 15 days after the end of each month and will include the following reports:

Reports for each Property:

(a) Accrual basis operating statement (Income and Expense Statement) showing figures for the current month, year-to-date and comparison with budget
(b)      Balance sheet
(c)      General ledger

Summary reports for all Properties in the Fund:

1.       Occupancy  percentage  history  report  including  occupancy  for  each
         Property  and  the  weighted  average  occupancy   percentage  for  all
         Properties in the Fund. Report will compare current period to previous period, to the same period one year ago and to the occupancy levels at transfer of management.
2. Accrual basis operating statement totaling operation of all Properties in the Fund (Income and Expense
         Statement) showing figures for the current month, year-to-date and comparison with budget
3.       Balance sheet totaling all Properties in the Fund
4. Capital expenditure status report by Property with Fund totals, including a breakdown of capital improvements in process and those completed during the month by Property, type of asset and amount
5. Narrative report recommending corrective actions and other capital items to be approved for the following month as well as any upcoming significant expenditures

An additional monthly status report will be provided within 20 days after the end of the month and will include the following reports for each Property:

1.       Narrative explanations of significant variations from budget
2.       Rent roll
3. Detailed occupancy/leasing report with summary information about move-ins and move-outs
4.       Report of accidents and other mishaps
5.       Summary of staff turnover
6. General information regarding Property operations (legislation, governmental decisions, tax rulings, insurance, financial and other practices) which come to Manager's attention in the normal course of business
7.       Accounts payable
8.       Cash receipts and cash disbursements journals
9. Copy of journal entries (as may be requested by the Owner from time to time)
10.      Copy of bank statement(s)
11.      Bank reconciliation(s)
12. Detailed Management Fee invoices and corporate expense distribution report
13. Rent proof report (includes outstanding balance at beginning of month, current charges, cash received and month-end balance per tenant)

                       D-2 FORM OF QUARTERLY STATUS REPORT

Manager will submit the following reports within 15 days after the end of each fiscal quarter (fiscal quarters ending November 30, February 28, May 31, August
31):

     1. Economic occupancy summary for the quarter for each Property and the weighted average for all Properties in the Fund with comparisons to the previous quarter and to the same quarter one year ago

     2. One-paragraph narrative description of each Property's operations for the quarter including:
                  o  Changes in occupancy levels
                  o  Planned changes in property operations
                  o  Changes in local market conditions (new competition, etc.)
                  o  Changes in, or results of, ongoing marketing strategies
                  o  Other events of interest

                  D-3 FORM OF ANNUAL FISCAL YEAR STATUS REPORT

Manager will submit reports as required to assist independent auditing firm with annual audit including preparation of audited work paper packages

                 D-4 FORM OF ANNUAL CALENDAR YEAR STATUS REPORT

Within 15 days after the end of the calendar year, Manager will submit operating statements for each Property and a summary totaling the operations of all of the Properties in the Fund for the calendar year for preparation of Forms 1099 and calendar-year tax returns

                                    EXHIBIT E

                             TO MANAGEMENT AGREEMENT


                                Form of Rent Roll
                             (included in Form E-1)

                                    EXHIBIT F

                             TO MANAGEMENT AGREEMENT

                           List of Non-Property Staff


                           Keith Johannessen -   President
                           Fred Tanner -         Executive Vice President
                           James Bloomquist -    Vice President, Capital Senior
                                                   Development, Inc.
                           Rob Goodpaster -      National Marketing Director
                           David Brickman -      Vice President
                           Robert Hollister -    Controller
                           Marilyn Teel -        Regional Manager
                           Lesley Tejada -       Regional Executive Director
                           Gary Vasquez -        Regional Executive Director
                           Laurie Okeon -        Regional Executive Director

                                    EXHIBIT G

                             TO MANAGEMENT AGREEMENT

   Properties on Which Feasibility Study Will Be Conducted Within Three Months

         Fort Myers, Florida

                 PAINEWEBBER INDEPENDENT LIVING MORTGAGE INC. II

                              ILM II HOLDING, INC.

                                    AGREEMENT


         Reference is made to that certain Management Agreement dated as of July 29, 1996 (the "Management Agreement") between ILM II Lease Corporation ("Lease Corp.") and Capital Senior Management 2, Inc. ("Manager") and Capital Senior Living, Inc., pursuant to which Manager has been engaged to provide management services in connection with the Properties (as defined in the Management Agreement), which Properties are leased to Lease Corp. by the owner of the Properties, ILM II Holding, Inc. ("Holding"), a subsidiary of PaineWebber Independent Living Mortgage Inc. II ("ILM II"), pursuant to that certain Facilities Lease Agreement dated September 1, 1995 (the "Facilities Lease"). Except as otherwise indicated or unless otherwise defined herein, capitalized terms shall have the meaning ascribed thereto in the Management Agreement.
         FOR AND IN CONSIDERATION OF THE FOREGOING, and of the benefits accruing to ILM II, Holding and Lease Corp. from effective management of the Properties, and acknowledging Manager's reliance hereon in connection with entering into the Management Agreement, ILM II and Holding agree as follows:
         1. Guarantee. ILM II hereby guarantees collection by Manager of any fees provided for under Sections 1.04 and 4.03 of the Management Agreement and any amounts reimbursable to Manager under Section 5.07 of the Management Agreement, in each case which fees or amounts are due and owing upon and after the termination of the Term of the Management Agreement (collectively, the "Guaranteed Amounts"). Manager shall not seek to enforce such guarantee, or any part thereof, against ILM II without first exhausting its rights against Lease Corp. under the Management Agreement. ILM II hereby waives notice of acceptance, notice of maturity, presentment, demand, notice of dishonor, protest and notice of protest and agrees that the Guaranteed Amounts may be renewed, extended or accelerated without notice to ILM II and without thereby releasing ILM II from any obligations under this guarantee. ILM II hereby agrees to pay all costs of collection, including reasonable attorneys' fees and expenses incurred by Manager, its successors or assigns, in enforcing or collecting the Guaranteed Amounts and the obligations of ILM II under this guarantee. ILM II shall be subrogated to any rights of Lease Corp. regarding claims by Manager against Lease Corp. guaranteed hereby, including but not limited defenses, notices, cure periods and any counterclaims.
         2. Right of Offer. Holding, or, to the extent that ILM II or Lease Corp. becomes the fee owner of the Properties by operation of law or otherwise, ILM II, or Lease Corp., as the case may be, (Holding, ILM II or Lease Corp., as the case may be, as owner of the Properties, being referred to herein as "Property Owner"), shall not at any time prior to the termination of the Term of the Management Agreement convey, transfer, sell or assign any of the Properties or any interests therein (other than any such conveyance or assignment effected for the purpose of securing indebtedness for borrowed money) (a "Sale Transaction") to any person other than ILM II, Holding or Lease Corp. or an affiliate of any of them, and other than Manager or its designee unless Property Owner first gives Manager no less than 15 days prior written notice of its intent to pursue such Sale Transaction (the "Offer Notice"), which Offer Notice shall set forth the minimum preferred terms contemplated by Property Owner in connection with the Sale Transaction, including the preferred transaction structure, purchase price and other principal business terms. During such 15-day period (the "Offer Period"), Manager may elect to offer to purchase the applicable properties on terms or conditions it deems appropriate by delivering written notice of such election to Property Owner (the "Offer") prior to the expiration of such Offer. Following the receipt of any Offer, Property Owner may accept or reject the Offer or solicit offers from other parties, all within its sole discretion. In the event that, either in connection with the foregoing or in connection with an unsolicited offer, Property Owner receives a bona fide offer from a third party to acquire one or more of the Properties in a Sale Transaction, Property Owner shall so notify Manager (the "Third Party Offer Notice") and grant Manager an opportunity (the "Response Period") to make an Offer in excess of such offer or any increased offer made by such third party. The Response Period shall expire at the later of (i) the expiration of the Offer Period, (ii) 15 days after the initial Third Party Offer Notice is given to Manager, or (iii) in the case of a Third Party Offer Notice which is not the initial Third Party Offer Notice, 48 hours after the Third Party Offer Notice is given to Manager. Notwithstanding the provisions of this Section 2, Property Owner may determine, at any time and in its sole discretion, not to engage in a Sale Transaction or accept an offer received therefor from any party, whether it be Manager or a third party. In the event that, at any time prior to the termination of the Term of the Management Agreement and during which Holding remains the fee owner of the Properties, ILM II wishes to transfer the stock of Holding to any person other than Holding or Lease Corp. or any affiliate of ILM II, Holding or Lease Corp., and other than Manager or its designee, or receives a bona fide offer from a third party to acquire the stock of Holding, ILM II will comply with the provisions of this Section 2, and for these purposes, "Property Owner" shall mean ILM II and "Properties" shall mean the stock of Holding.
     3. Miscellaneous. This Agreement shall be interpreted and construed in accordance with the laws of the Commonwealth of Virginia. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     IN WITNESS WHEREOF, ILM II and Holdings have caused this Agreement to be signed on their behalf as of the 29th day of July, 1996.

                         PAINEWEBBER INDEPENDENT LIVING
                          MORTGAGE INC. II, a Virginia
                                   corporation


                               By /s/ Lawrence A. Cohen
                               Title President & CEO


                        ILM II HOLDING, INC., a Virginia
                                   corporation


                                By /s/ John B. Watts
                                Title _____________________________



                      ILM II LEASE CORPORATION, a Virginia
                                   corporation


                                 By /s/ John B. Watts
                                 Title _____________________________




                       CAPITAL SENIOR LIVING MANAGEMENT 2,
                            INC., a Texas corporation


                                 By /s/ David Brinkman
                                 Title Vice President